Exhibit 99.2

Enova International, Inc. Announces Cash Tender Offer and Consent Solicitation

July 29, 2024

CHICAGO – July 29, 2024 /PRNewswire/ — Enova International, Inc. (NYSE: ENVA) (“Enova” or the “Company”) announced today that it has commenced a cash tender offer (the “Tender Offer”) for any and all of the outstanding U.S.$375,000,000 aggregate principal amount of its 8.500% Senior Notes due 2025 (the “Notes”).

In conjunction with the Tender Offer, the Company is also soliciting consents (the “Consent Solicitation”) from the holders of the Notes for the adoption of proposed amendments (the “Proposed Amendments”), which would, among other things, (i) eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the indenture governing the Notes and (ii) reduce the minimum required notice period for the redemption of Notes from at least 30 days to at least two business days prior to the redemption date (maintaining the maximum notice period of not more than 60 days).

The Tender Offer and the Consent Solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement, dated July 29, 2024 (as amended or supplemented from time to time, the “Offer to Purchase”).

Holders who tender Notes must also consent to the Proposed Amendments to the indenture governing the Notes. Holders of Notes may not deliver consents to the Proposed Amendments without validly tendering the Notes in the Tender Offer and may not revoke their consents without withdrawing the previously tendered Notes to which they relate. The Proposed Amendments will be set forth in a supplemental indenture relating to the Notes and are described in more detail in the Offer to Purchase. Adoption of the Proposed Amendments requires the delivery of consents by holders of Notes of a majority of the aggregate outstanding principal amount of Notes (not including any Notes which are owned by the Company or any of its affiliates) (the “Required Consents”).

Certain information regarding the Notes and the terms of the Tender Offer and the Consent Solicitation is summarized in the table below.

Description of Notes	CUSIP/ISIN	Outstanding Principal Amount of Notes		Tender Offer Consideration(1) +		Early Tender Payment(2) =		Total Consideration(3)
8.500% Senior Notes due 2025	29357K AF0 and U29298 AC7/US29357KAF03 and USU29298AC74	U.S.$	375,000,000	U.S.$	952.00	U.S.$	50.00	U.S.$	1,002.00

(1)

The amount to be paid for each U.S.$1,000 principal amount of Notes validly tendered (and not withdrawn) after the Early Tender Payment Deadline but at or prior to the Expiration Time and accepted for purchase, not including Accrued Interest (as defined below).

(2)

The Early Tender Payment for Notes validly tendered (and not withdrawn) at or prior to the Early Tender Payment Deadline to be paid for each U.S.$1,000 principal amount of Notes validly tendered (and not withdrawn) at or prior to the Early Tender Payment Deadline and accepted for purchase.

(3)	The total amount to be paid for each U.S.$1,000 principal amount of Notes validly tendered (and not withdrawn) at or prior to the Early Tender Payment Deadline and accepted for purchase.

The deadline for holders to validly tender Notes and deliver consents and be eligible to receive payment of the Total Consideration (as defined below), which includes the Early Tender Payment (as defined below), will be 5:00 p.m. (New York City time), on August 9, 2024, unless extended or earlier terminated by the Company (such date and time, as the same may be modified, the “Early Tender Payment Deadline”). The Tender Offer will expire at 5:00 p.m. (New York City time), on August 26, 2024, unless extended or earlier terminated by the Company (such date and time, as the same may be modified, the “Expiration Time”). Notes tendered may be withdrawn and consents for the Proposed Amendments delivered may be revoked at any time prior to the execution of the supplemental indenture (the date and time of such execution and delivery, the “Withdrawal Deadline”), but not thereafter, unless required by applicable law.

The total consideration payable to Holders for each U.S.$1,000 principal amount of Notes validly tendered and purchased pursuant to the Tender Offer will be U.S.$1,002.00 (the “Total Consideration”). The Total Consideration includes an early tender payment of U.S. $50.00 per U.S. $1,000 principal amount of Notes (the “Early Tender Payment”) payable only to Holders who validly tender (and do not withdraw) their Notes at or prior to the Early Tender Payment Deadline. Holders who validly tender (and do not withdraw) their Notes after the Early Tender Payment Deadline but at or prior to the Expiration Time will be eligible to receive U.S.$952.00 per U.S.$1,000 principal amount of Notes (the “Tender Offer Consideration”), which amount will be equal to the Total Consideration less the Early Tender Payment. In addition, the Company will pay accrued and unpaid interest on the principal amount of Notes accepted for purchase from the most recent interest payment date on the Notes to, but not including, the applicable settlement date for the Notes accepted for purchase (“Accrued Interest”). Payment in cash of an amount equal to the Total Consideration, plus Accrued Interest, for such accepted Notes will be made on the early settlement date, which is expected to be within three business days following the Early Tender Payment Deadline, or as promptly as practicable thereafter.

The Company’s obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is conditioned upon the satisfaction or, when applicable, waiver of certain conditions, which are more fully described in the Offer to Purchase, including, among others, a financing condition as described in the Offer to Purchase. In addition, subject to applicable law, the Company reserves the right, in its sole discretion, to (i) extend, terminate or withdraw the Tender Offer and the Consent Solicitation at any time or (ii) otherwise amend the Tender Offer and/or the Consent Solicitation in any respect at any time and from time to time. The Company further reserves the right, in its sole discretion, not to accept any tenders of Notes with respect to the Notes. The Company is making the Tender Offer and the Consent Solicitation only in those jurisdictions where it is legal to do so.

Concurrently with the commencement of the Tender Offer and the Consent Solicitation and conditioned upon the receipt of the net proceeds from the Company’s proposed offering of senior notes due 2029 and the failure to receive the Requisite Consents to the Proposed Amendments, the Company issued a conditional notice of redemption for any Notes that remain outstanding following the consummation or termination of the Tender Offer and the Consent Solicitation. Such redemption is being made in accordance with the terms of the indenture governing the Notes, which provides for a redemption price equal to 100.000% of the aggregate principal amount of the Notes, plus accrued and unpaid interest up to the date of redemption.

BMO Capital Markets Cop. is acting as dealer manager for the Tender Offer and as solicitation agent for the Consent Solicitation and can be contacted at +1 (212) 702-1840 (collect) or +1 (833) 418-0762 (toll-free) with questions regarding the Tender Offer and the Consent Solicitation.

Copies of the Offer to Purchase are available to holders of Notes from D.F. King & Co., Inc., the information agent and the tender agent for the Tender Offer and the Consent Solicitation. Requests for copies of the Offer to Purchase should be directed to D.F. King at (866) 521-4487 (toll free), (212) 269-5550 (collect) or enova@dfking.com.

Neither the Offer to Purchase nor any related documents have been filed with the U.S. Securities and Exchange Commission (“SEC”), nor have any such documents been filed with or reviewed by any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Offer to Purchase or any related documents, and it is unlawful and may be a criminal offense to make any representation to the contrary.

The Tender Offer and the Consent Solicitation are being made solely on the terms and conditions set forth in the Offer to Purchase. Under no circumstances shall this press release constitute an offer to buy or the solicitation of an offer to sell the Notes or any other securities of the Company or any of its subsidiaries. The Tender Offer and the Consent Solicitation are not being made to, nor will the Company accept tenders of Notes or deliveries of consents from, holders in any jurisdiction in which the Tender Offer and the Consent Solicitation or the acceptance thereof would not be in compliance with the securities of blue sky laws of such jurisdiction. This press release also is not a solicitation of consents to the Proposed Amendments to the indenture governing the Notes. No recommendation is made as to whether holders should tender their Notes or deliver their consents with respect to the Notes. Holders should carefully read the Offer to Purchase because it contains important information, including the terms and conditions of the Tender Offer and the Consent Solicitation.

About Enova

Enova is a leading financial services company with powerful online lending that serves small businesses and consumers who are underserved by traditional banks. Through its world-class analytics and machine learning algorithms, Enova has provided more than 10.5 million customers with over $56 billion in loans and financing. You can learn more about the company and its portfolio of businesses at www.enova.com.

Important Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of the Company. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of the Company’s senior management with respect to the business, financial condition and prospects of the Company as of the date of this report and are not guarantees of future performance. The actual results of the Company could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to the Company’s business, including, without limitation, those risks and uncertainties indicated in the Company’s filings with the SEC, including its annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of the Company to control, and, in many cases, the Company cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this report, the words “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions or variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company cautions you not to put undue reliance on these statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements after the date of this report.

DISCLAIMER

This press release must be read in conjunction with the Offer to Purchase. This announcement and the Offer to Purchase contain important information which must be read carefully before any decision is made with respect to the Tender Offer and the Consent Solicitation. If any holder of Notes is in any doubt as to the action it should take, it is recommended to seek its own legal, tax, accounting and financial advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Offers. None of the Company, the dealer manager and solicitation agent, the information and tender agent and any person who controls, or is a director, officer, employee or agent of such persons, or any affiliate of such persons, makes any recommendation as to whether holders of Notes should participate in the Tender Offer.

SOURCE Enova International, Inc.

For further information:

Public Relations Contact:

Erin Yeager

Email: media@enova.com

Investor Relations Contact:

Lindsay Savarese

Office: (212) 331-8417

Email: IR@enova.com

Cassidy Fuller

Office: (415) 217-4168

Email: IR@enova.com